Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 22, 2024	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon delivers strong wireless service revenue
and broadband subscriber growth in Q2

Company remains on track to meet full-year 2024 financial guidance

2Q 2024 Highlights

Wireless: Accelerated growth in wireless service revenue
•Total wireless service revenue1 of $19.8 billion, a 3.5 percent increase year over year.
•Retail postpaid phone net additions of 148,000, and retail postpaid net additions of 340,000.
•Retail postpaid phone churn of 0.85 percent, and retail postpaid churn of 1.11 percent.

Broadband: Double-digit broadband subscriber growth
•Total broadband net additions of 391,000. This was the eighth consecutive quarter with more than 375,000 broadband net additions.
•Total fixed wireless net additions of 378,000. At the end of second-quarter 2024, the company had a base of more than 3.8 million fixed wireless subscribers, representing an increase of nearly 69 percent year over year.
•11.5 million total broadband subscribers as of the end of second-quarter 2024, representing a 17.2 percent increase year over year.
•Fixed wireless revenue for second-quarter 2024 was $514 million, up more than $200 million year over year.

Consolidated: Verizon's operational excellence drives upward momentum
•Total operating revenue of $32.8 billion, up 0.6 percent from second-quarter 2023.

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•Consolidated net income for the second quarter of $4.7 billion, down from consolidated net income of $4.8 billion in second-quarter 2023, and consolidated adjusted EBITDA2 of $12.3 billion, up from $12.0 billion in second-quarter 2023.
•Earnings per share of $1.09, compared with earnings per share of $1.10 in second-quarter 2023; adjusted EPS2, excluding special items, of $1.15, compared with $1.21 in second-quarter 2023.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported second-quarter 2024 results today with strong wireless service revenue, broadband subscriber growth, and continued momentum in its three financial priorities of wireless service revenue, consolidated adjusted EBITDA and free cash flow. The company remains on track to achieve its full-year 2024 financial guidance.
“The sequential and year over year improvements in the second quarter were a reflection of operational excellence and the moves we made to bring choice, value and control to our customers’ lives,” said Verizon Chairman and CEO Hans Vestberg. “Our industry-leading network serves as a catalyst for how our millions of customers live their lives, and serves as the backbone for new and emerging technologies. We continue to build and expand on our strengths and successes with new products and services, and we are confident that this upward momentum will position us for future growth."
For second-quarter 2024, Verizon reported earnings per share of $1.09, compared with earnings per share of $1.10 in second-quarter 2023. On an adjusted basis2, excluding special items, EPS was $1.15 in second-quarter 2024, compared with adjusted EPS2 of $1.21 in second-quarter 2023.
Second-quarter 2024 financial results reflected a pre-tax loss from special items of $355 million. This included the amortization of intangible assets related to Tracfone and other acquisitions of $219 million, and a $136 million charge associated with a mark-to-market adjustment for pension liabilities.
Consolidated results: Upward momentum in key areas
•Total consolidated operating revenue in second-quarter 2024 was $32.8 billion, up 0.6 percent from second-quarter 2023. This growth can be attributed to an increase in

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service and other revenue, offset by a decrease in wireless equipment revenue due to lower upgrade volumes.
•Total wireless service revenue1 in second-quarter 2024 was $19.8 billion, a sequential increase of more than $250 million, and an increase of 3.5 percent year over year. This increase was driven primarily by growth of Consumer wireless service revenue.
•Cash flow from operations in first-half 2024 totaled $16.6 billion, down from $18.0 billion in first-half 2023. This decrease was due to higher cash taxes, and higher interest expense primarily related to a reduction in capitalized interest, as well as higher interest rates.
•Capital expenditures in first-half 2024 were $8.1 billion, compared to $10.1 billion in first-half 2023. The company has returned to historic levels of capital intensity.
•The company ended first-half 2024 with free cash flow2 of $8.5 billion, up from $8.0 billion in first-half 2023.
•Consolidated net income for second-quarter 2024 was $4.7 billion, down from consolidated net income of $4.8 billion in second-quarter 2023, and consolidated adjusted EBITDA2 was $12.3 billion, up from $12.0 billion in second-quarter 2023.
•Verizon's total unsecured debt as of the end of second-quarter 2024 was $125.3 billion, a $3.1 billion decrease compared to first-quarter 2024, and $6.1 billion lower year over year. The company's net unsecured debt2 at the end of second-quarter 2024 was $122.8 billion. At the end of second-quarter 2024, Verizon's ratio of unsecured debt to net income (LTM) was 10.7 times and net unsecured debt to consolidated adjusted EBITDA ratio2 was 2.5 times.
Verizon Consumer: Revenue up, continued improvement in postpaid phone net additions
•Total Verizon Consumer revenue in second-quarter 2024 was $24.9 billion, an increase of 1.5 percent year over year as gains in service revenue were partially offset by declines in wireless equipment revenue.
•Wireless service revenue in second-quarter 2024 was $16.3 billion, up 3.7 percent year over year, driven by growth in Consumer wireless postpaid average revenue per account (ARPA) from pricing actions and continued fixed wireless adoption.
•Consumer wireless retail postpaid churn was 1.00 percent in second-quarter 2024, and wireless retail postpaid phone churn was 0.79 percent.
•In second-quarter 2024, Consumer reported 8,000 wireless retail postpaid phone net losses, compared with 136,000 wireless retail postpaid phone net losses in second-quarter 2023.
•Consumer wireless postpaid phone gross additions of approximately 1.8 million in second-quarter 2024 represented a 12.0 percent increase year over year. Excluding the contribution from the company's second number offering, wireless postpaid phone gross additions grew approximately 5.0 percent year over year.

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•Consumer reported 624,000 wireless retail prepaid net losses in second-quarter 2024. This result included 410,000 wireless retail prepaid net losses related to the shutdown of the Affordable Connectivity Program, the majority of which were in SafeLink Wireless, Verizon's brand offering access to government-sponsored connectivity benefits and programs. Wireless retail prepaid net losses, excluding SafeLink, were 12,000.
•Consumer reported 218,000 fixed wireless net additions and 24,000 Fios Internet net additions in second-quarter 2024. Consumer Fios revenue was $2.9 billion in second-quarter 2024.
•In second-quarter 2024, Consumer operating income was $7.6 billion, an increase of 3.7 percent year over year, and segment operating income margin was 30.5 percent, an increase from 29.8 percent in second-quarter 2023. Segment EBITDA2 in second-quarter 2024 was $11.0 billion, an increase of 4.0 percent year over year. This improvement can be attributed to service revenue growth and lower upgrade volumes. Segment EBITDA margin2 in second-quarter 2024 was 44.1 percent, an increase from 43.1 percent in second-quarter 2023.
Verizon Business: Strong mobility and broadband growth
•Total Verizon Business revenue was $7.3 billion in second-quarter 2024, a decrease of 2.4 percent year over year, as increases in wireless service revenue were more than offset by decreases in wireline revenue.
•Business wireless service revenue in second-quarter 2024 was $3.4 billion, an increase of 2.4 percent year over year. This result was driven by continued strong net additions for both mobility and fixed wireless, as well as benefits from pricing actions implemented in recent quarters.
•Business reported 268,000 wireless retail postpaid net additions in second-quarter 2024. This included 156,000 postpaid phone net additions, the highest result since fourth-quarter 2022. The company experienced sequential improvement in phone net additions across its small and medium business, enterprise, and public sector customers.
•Business wireless retail postpaid churn was 1.45 percent in second-quarter 2024, and wireless retail postpaid phone churn was 1.10 percent.
•Business reported 160,000 fixed wireless net additions in second-quarter 2024, the highest quarterly result to date.
•In second-quarter 2024, Verizon Business operating income was $500 million, a decrease of 6.2 percent year over year, and segment operating income margin was 6.8 percent, a decrease from 7.1 percent in second-quarter 2023. Segment EBITDA2 in second-quarter 2024 was $1.6 billion, a decrease of 3.5 percent year over year, driven by continued declines in wireline revenues. Segment EBITDA margin2 in second-quarter 2024 was 21.6 percent, a decrease from 21.9 percent in second-quarter 2023.

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Outlook and guidance: Verizon is on track to meet financial guidance
The company does not provide a reconciliation for any of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2024, Verizon continues to expect the following:
•Total wireless service revenue growth1 of 2.0 percent to 3.5 percent.
•Adjusted EBITDA growth2 of 1.0 percent to 3.0 percent.
•Adjusted EPS2 of $4.50 to $4.70.
•Capital expenditures between $17.0 billion and $17.5 billion.
•Adjusted effective income tax rate2 in the range of 22.5 percent to 24.0 percent.
1 Total wireless service revenue represents the sum of Consumer and Business segments.
2 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.0 billion in 2023. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.
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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact;

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damage to our reputation or brands; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Operating Revenues
Service revenues and other	$27,798	$27,319	1.8	$55,418	$54,471	1.7
Wireless equipment revenues	4,998	5,277	(5.3)	10,359	11,037	(6.1)
Total Operating Revenues	32,796	32,596	0.6	65,777	65,508	0.4

Operating Expenses
Cost of services	6,904	6,986	(1.2)	13,871	14,064	(1.4)
Cost of wireless equipment	5,567	5,778	(3.7)	11,472	12,204	(6.0)
Selling, general and administrative expense	8,024	8,253	(2.8)	16,167	15,759	2.6
Depreciation and amortization expense	4,483	4,359	2.8	8,928	8,677	2.9
Total Operating Expenses	24,978	25,376	(1.6)	50,438	50,704	(0.5)

Operating Income	7,818	7,220	8.3	15,339	14,804	3.6
Equity in losses of unconsolidated businesses	(14)	(33)	(57.6)	(23)	(24)	(4.2)
Other income (expense), net	(72)	210	*	126	324	(61.1)
Interest expense	(1,698)	(1,285)	32.1	(3,333)	(2,492)	33.7
Income Before Provision For Income Taxes	6,034	6,112	(1.3)	12,109	12,612	(4.0)
Provision for income taxes	(1,332)	(1,346)	(1.0)	(2,685)	(2,828)	(5.1)
Net Income	$4,702	$4,766	(1.3)	$9,424	$9,784	(3.7)

Net income attributable to noncontrolling interests	$109	$118	(7.6)	$229	$227	0.9
Net income attributable to Verizon	4,593	4,648	(1.2)	9,195	9,557	(3.8)
Net Income	$4,702	$4,766	(1.3)	$9,424	$9,784	(3.7)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.09	$1.10	(0.9)	$2.18	$2.27	(4.0)
Weighted-average shares outstanding (in millions)	4,215	4,208		4,215	4,207

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.09	$1.10	(0.9)	$2.18	$2.27	(4.0)
Weighted-average shares outstanding (in millions)	4,221	4,213		4,220	4,212
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/24	12/31/23	$ Change

Assets
Current assets
Cash and cash equivalents	$2,432	$2,065	$367
Accounts receivable	26,702	26,102	600
Less Allowance for credit losses	1,095	1,017	78
Accounts receivable, net	25,607	25,085	522
Inventories	1,841	2,057	(216)
Prepaid expenses and other	8,176	7,607	569
Total current assets	38,056	36,814	1,242

Property, plant and equipment	324,978	320,108	4,870
Less Accumulated depreciation	217,088	211,798	5,290
Property, plant and equipment, net	107,890	108,310	(420)
Investments in unconsolidated businesses	908	953	(45)
Wireless licenses	156,291	155,667	624
Goodwill	22,842	22,843	(1)
Other intangible assets, net	10,680	11,057	(377)
Operating lease right-of-use assets	24,064	24,726	(662)
Other assets	18,415	19,885	(1,470)
Total assets	$379,146	$380,255	$(1,109)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$23,255	$12,973	$10,282
Accounts payable and accrued liabilities	19,727	23,453	(3,726)
Current operating lease liabilities	4,247	4,266	(19)
Other current liabilities	13,577	12,531	1,046
Total current liabilities	60,806	53,223	7,583

Long-term debt	126,022	137,701	(11,679)
Employee benefit obligations	12,812	13,189	(377)
Deferred income taxes	46,082	45,781	301
Non-current operating lease liabilities	19,456	20,002	(546)
Other liabilities	16,429	16,560	(131)
Total long-term liabilities	220,801	233,233	(12,432)

Equity
Common stock	429	429	—
Additional paid in capital	13,539	13,631	(92)
Retained earnings	86,504	82,915	3,589
Accumulated other comprehensive loss	(1,287)	(1,380)	93
Common stock in treasury, at cost	(3,590)	(3,821)	231
Deferred compensation – employee stock ownership plans and other	577	656	(79)
Noncontrolling interests	1,367	1,369	(2)
Total equity	97,539	93,799	3,740
Total liabilities and equity	$379,146	$380,255	$(1,109)

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/24		12/31/23

Total debt	$149,277		$150,674
Unsecured debt	$125,262		$128,491
Net unsecured debt(1)	$122,830		$126,426
Unsecured debt / Consolidated Net Income (LTM)	10.7	x	10.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.5	x	2.6	x
Common shares outstanding end of period (in millions)	4,210		4,204
Total employees (‘000)(3)	103.9		105.4
Quarterly cash dividends declared per common share	$0.6650		$0.6650
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	$ Change

Cash Flows from Operating Activities
Net Income	$9,424	$9,784	$(360)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,928	8,677	251
Employee retirement benefits	354	108	246
Deferred income taxes	282	633	(351)
Provision for expected credit losses	1,119	1,061	58
Equity in losses of unconsolidated businesses, inclusive of dividends received	33	49	(16)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,572)	(620)	(2,952)
Other, net	1	(1,672)	1,673
Net cash provided by operating activities	16,569	18,020	(1,451)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(8,071)	(10,070)	1,999
Acquisitions of wireless licenses	(613)	(1,085)	472
Collateral receipts (payments) related to derivative contracts, net	(424)	824	(1,248)
Other, net	(2)	131	(133)
Net cash used in investing activities	(9,110)	(10,200)	1,090

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,122	1,503	1,619
Proceeds from asset-backed long-term borrowings	5,828	3,705	2,123
Net proceeds from (repayments of) short-term commercial paper	603	(167)	770
Repayments of long-term borrowings and finance lease obligations	(5,719)	(2,600)	(3,119)
Repayments of asset-backed long-term borrowings	(4,008)	(2,383)	(1,625)
Dividends paid	(5,598)	(5,487)	(111)
Other, net	(1,290)	(157)	(1,133)
Net cash used in financing activities	(7,062)	(5,586)	(1,476)

Increase in cash, cash equivalents and restricted cash	397	2,234	(1,837)
Cash, cash equivalents and restricted cash, beginning of period	3,497	4,111	(614)
Cash, cash equivalents and restricted cash, end of period	$3,894	$6,345	$(2,451)

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Operating Revenues
Service	$19,208	$18,641	3.0	$38,206	$37,097	3.0
Wireless equipment	4,143	4,430	(6.5)	8,633	9,308	(7.3)
Other	1,576	1,487	6.0	3,145	3,010	4.5
Total Operating Revenues	24,927	24,558	1.5	49,984	49,415	1.2

Operating Expenses
Cost of services	4,450	4,367	1.9	8,987	8,799	2.1
Cost of wireless equipment	4,432	4,626	(4.2)	9,182	9,817	(6.5)
Selling, general and administrative expense	5,047	4,988	1.2	10,136	9,909	2.3
Depreciation and amortization expense	3,394	3,247	4.5	6,703	6,461	3.7
Total Operating Expenses	17,323	17,228	0.6	35,008	34,986	0.1

Operating Income	$7,604	$7,330	3.7	$14,976	$14,429	3.8
Operating Income Margin	30.5%	29.8%		30.0%	29.2%

Segment EBITDA(1)	$10,998	$10,577	4.0	$21,679	$20,890	3.8
Segment EBITDA Margin(1)	44.1%	43.1%		43.4%	42.3%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/24	6/30/23	% Change

Connections (‘000):
Wireless retail postpaid				93,960	92,474	1.6
Wireless retail prepaid				20,276	21,646	(6.3)
Total wireless retail				114,236	114,120	0.1

Wireless retail prepaid excl. SafeLink				18,702	19,362	(3.4)
Wireless retail postpaid phone				74,551	74,465	0.1

Fios video				2,818	3,091	(8.8)
Fios internet				7,049	6,854	2.8

Fixed wireless access (FWA) broadband				2,292	1,390	64.9
Wireline broadband				7,238	7,098	2.0
Total broadband				9,530	8,488	12.3

Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,901	2,928	(0.9)	5,884	6,138	(4.1)
Wireless retail postpaid phone	1,758	1,570	12.0	3,468	3,194	8.6

Net Additions Detail (‘000):
Wireless retail postpaid	72	304	(76.3)	147	625	(76.5)
Wireless retail prepaid	(624)	(304)	*	(840)	(655)	(28.2)
Total wireless retail	(552)	—	*	(693)	(30)	*

Wireless retail prepaid excl. SafeLink	(12)	(317)	96.2	(143)	(594)	75.9
Wireless retail postpaid phone	(8)	(136)	94.1	(166)	(399)	58.4

Fios video	(65)	(69)	5.8	(133)	(143)	7.0
Fios internet	24	51	(52.9)	73	114	(36.0)

FWA broadband	218	251	(13.1)	421	507	(17.0)
Wireline broadband	13	36	(63.9)	49	82	(40.2)
Total broadband	231	287	(19.5)	470	589	(20.2)

Churn Rate:
Wireless retail postpaid	1.00%	0.95%		1.02%	1.00%
Wireless retail postpaid phone	0.79%	0.76%		0.81%	0.80%
Wireless retail prepaid	4.49%	4.24%		4.37%	4.28%
Wireless retail prepaid excl. SafeLink	3.59%	3.71%		3.60%	3.72%
Wireless retail	1.63%	1.58%		1.63%	1.63%

Revenue Statistics (in millions):
Wireless service revenue	$16,342	$15,762	3.7	$32,476	$31,361	3.6
Fios revenue	$2,896	$2,886	0.3	$5,792	$5,775	0.3

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(1)	$138.44	$131.83	5.0	$137.09	$130.95	4.7
Wireless retail postpaid upgrade rate	2.9%	3.5%
Wireless retail postpaid accounts (‘000)(2)				32,769	32,976	(0.6)
Wireless retail postpaid connections per account(2)				2.87	2.80	2.5
Wireless retail prepaid ARPU(3)	$30.90	$31.42	(1.7)	$31.04	$31.06	(0.1)
Wireless retail prepaid ARPU(3) excl. SafeLink	$32.48	$32.90	(1.3)	$32.37	$32.52	(0.5)
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Operating Revenues
Enterprise and Public Sector	$3,545	$3,784	(6.3)	$7,132	$7,571	(5.8)
Business Markets and Other	3,203	3,109	3.0	6,398	6,213	3.0
Wholesale	552	590	(6.4)	1,146	1,193	(3.9)
Total Operating Revenues	7,300	7,483	(2.4)	14,676	14,977	(2.0)

Operating Expenses
Cost of services	2,455	2,543	(3.5)	4,887	5,125	(4.6)
Cost of wireless equipment	1,135	1,152	(1.5)	2,290	2,386	(4.0)
Selling, general and administrative expense	2,132	2,152	(0.9)	4,394	4,185	5.0
Depreciation and amortization expense	1,078	1,103	(2.3)	2,206	2,197	0.4
Total Operating Expenses	6,800	6,950	(2.2)	13,777	13,893	(0.8)

Operating Income	$500	$533	(6.2)	$899	$1,084	(17.1)
Operating Income Margin	6.8%	7.1%		6.1%	7.2%

Segment EBITDA(1)	$1,578	$1,636	(3.5)	$3,105	$3,281	(5.4)
Segment EBITDA Margin(1)	21.6%	21.9%		21.2%	21.9%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				6/30/24	6/30/23	% Change

Connections (‘000):
Wireless retail postpaid				30,230	29,105	3.9
Wireless retail postpaid phone				18,480	17,856	3.5

Fios video				58	64	(9.4)
Fios internet				393	380	3.4

FWA broadband				1,523	870	75.1
Wireline broadband				458	464	(1.3)
Total broadband				1,981	1,334	48.5

Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,579	1,590	(0.7)	3,110	3,197	(2.7)
Wireless retail postpaid phone	760	733	3.7	1,465	1,490	(1.7)

Net Additions Detail (‘000):
Wireless retail postpaid	268	308	(13.0)	446	620	(28.1)
Wireless retail postpaid phone	156	144	8.3	246	280	(12.1)

Fios video	(1)	(1)	—	(3)	(3)	—
Fios internet	4	3	33.3	8	7	14.3

FWA broadband	160	133	20.3	311	270	15.2
Wireline broadband	—	(2)	*	(1)	(4)	75.0
Total broadband	160	131	22.1	310	266	16.5

Churn Rate:
Wireless retail postpaid	1.45%	1.48%		1.48%	1.49%
Wireless retail postpaid phone	1.10%	1.10%		1.11%	1.13%

Revenue Statistics (in millions):
Wireless service revenue	$3,431	$3,351	2.4	$6,810	$6,641	2.5
Fios revenue	$313	$308	1.6	$624	$615	1.5

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.4%	2.7%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				6/30/24	6/30/23	% Change

Connections (‘000)
Retail postpaid				124,190	121,579	2.1
Retail prepaid				20,276	21,646	(6.3)
Total retail				144,466	143,225	0.9

Retail prepaid excl. SafeLink				18,702	19,362	(3.4)
Retail postpaid phone				93,031	92,321	0.8
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	% Change	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23	% Change

Net Additions Detail (‘000)
Retail postpaid phone	148	8	*	80	(119)	*
Retail postpaid	340	612	(44.4)	593	1,245	(52.4)
Retail prepaid	(624)	(304)	*	(840)	(655)	(28.2)
Total retail	(284)	308	*	(247)	590	*

Retail prepaid excl. SafeLink	(12)	(317)	96.2	(143)	(594)	75.9

Account Statistics
Retail postpaid accounts (‘000)(1)				34,766	34,855	(0.3)
Retail postpaid connections per account(1)				3.57	3.49	2.3
Retail postpaid ARPA(2)	$161.20	$154.51	4.3	$159.72	$153.39	4.1
Retail prepaid ARPU(3)	$30.90	$31.42	(1.7)	$31.04	$31.06	(0.1)
Retail prepaid ARPU(3) excl. SafeLink	$32.48	$32.90	(1.3)	$32.37	$32.52	(0.5)

Churn Detail
Retail postpaid phone	0.85%	0.83%		0.87%	0.87%
Retail postpaid	1.11%	1.07%		1.13%	1.11%
Retail prepaid	4.49%	4.24%		4.37%	4.28%
Retail prepaid excl. SafeLink	3.59%	3.71%		3.60%	3.72%
Retail	1.59%	1.56%		1.60%	1.60%

Retail Postpaid Connection Statistics
Upgrade rate	2.8%	3.3%

Revenue Statistics (in millions)(4)
FWA revenue	$514	$297	73.1	$966	$552	75.0
Wireless service	$19,773	$19,113	3.5	$39,286	$38,002	3.4
Wireless equipment	4,998	5,277	(5.3)	10,359	11,037	(6.1)
Wireless other	1,600	1,486	7.7	3,185	3,001	6.1
Total Wireless	$26,371	$25,876	1.9	$52,830	$52,040	1.5
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24	3 Mos. Ended 12/31/23	3 Mos. Ended 9/30/23	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23

Consolidated Net Income (Loss)	$4,702	$4,722	$(2,573)	$4,884	$4,766	$5,018
Add:
Provision for income taxes	1,332	1,353	756	1,308	1,346	1,482
Interest expense	1,698	1,635	1,599	1,433	1,285	1,207
Depreciation and amortization expense(1)	4,483	4,445	4,516	4,431	4,359	4,318
Consolidated EBITDA	$12,215	$12,155	$4,298	$12,056	$11,756	$12,025

Add/(subtract):
Other (income) expense, net(2)	$72	$(198)	$807	$(170)	$(210)	$(114)
Equity in (earnings) losses of unconsolidated businesses	14	9	11	18	33	(9)
Severance charges	—	—	296	—	237	—
Legacy legal matter	—	106	—	—	—	—
Verizon Business Group goodwill impairment	—	—	5,841	—	—	—
Asset rationalization	—	—	325	—	155	—
Legal settlement	—	—	100	—	—	—
Business transformation costs	—	—	—	176	—	—
Non-strategic business shutdown	—	—	—	158	—	—
	86	(83)	7,380	182	215	(123)
Consolidated Adjusted EBITDA	$12,301	$12,072	$11,678	$12,238	$11,971	$11,902
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 6/30/24	12 Mos. Ended 12/31/23

Consolidated Net Income	$11,735	$12,095
Add:
Provision for income taxes	4,749	4,892
Interest expense	6,365	5,524
Depreciation and amortization expense(1)	17,875	17,624
Consolidated EBITDA	$40,724	$40,135

Add/(subtract):
Other expense, net(2)	$511	$313
Equity in losses of unconsolidated businesses	52	53
Severance charges	296	533
Legacy legal matter	106	—
Verizon Business Group goodwill impairment	5,841	5,841
Asset rationalization	325	480
Legal settlement	100	100
Business transformation costs	176	176
Non-strategic business shutdown	158	158
	7,565	7,654
Consolidated Adjusted EBITDA	$48,289	$47,789

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	6/30/24		3/31/24	12/31/23		6/30/23

Debt maturing within one year	$23,255		$15,594	$12,973		$14,827
Long-term debt	126,022		136,104	137,701		137,871
Total Debt	149,277		151,698	150,674		152,698
Less Secured debt	24,015		23,290	22,183		21,342
Unsecured Debt	125,262		128,408	128,491		131,356
Less Cash and cash equivalents	2,432		2,365	2,065		4,803
Net Unsecured Debt	$122,830		$126,043	$126,426		$126,553
Consolidated Net Income (LTM)	$11,735			$12,095
Unsecured Debt to Consolidated Net Income Ratio	10.7	x		10.6	x
Consolidated Adjusted EBITDA (LTM)	$48,289			$47,789
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.5	x		2.6	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/24				3 Mos. Ended 6/30/23
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.09				$1.10
Amortization of acquisition-related intangible assets	$219	$(55)	$164	0.04	$206	$(53)	$153	0.04
Severance, pension and benefits charges	136	(34)	102	0.02	237	(59)	178	0.04
Asset rationalization	—	—	—	—	155	(33)	122	0.03
	$355	$(89)	$266	$0.06	$598	$(145)	$453	$0.11
Adjusted EPS				$1.15				$1.21
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23

Net Cash Provided by Operating Activities	$16,569	$18,020
Capital expenditures (including capitalized software)	(8,071)	(10,070)
Free Cash Flow	$8,498	$7,950

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23

Operating Income	$7,604	$7,330	$14,976	$14,429
Add Depreciation and amortization expense	3,394	3,247	6,703	6,461
Segment EBITDA	$10,998	$10,577	$21,679	$20,890
Year over year change %	4.0%		3.8%

Total operating revenues	$24,927	$24,558	$49,984	$49,415
Operating Income Margin	30.5%	29.8%	30.0%	29.2%
Segment EBITDA Margin	44.1%	43.1%	43.4%	42.3%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/24	3 Mos. Ended 6/30/23	6 Mos. Ended 6/30/24	6 Mos. Ended 6/30/23

Operating Income	$500	$533	$899	$1,084
Add Depreciation and amortization expense	1,078	1,103	2,206	2,197
Segment EBITDA	$1,578	$1,636	$3,105	$3,281
Year over year change %	(3.5)%		(5.4)%

Total operating revenues	$7,300	$7,483	$14,676	$14,977
Operating Income Margin	6.8%	7.1%	6.1%	7.2%
Segment EBITDA Margin	21.6%	21.9%	21.2%	21.9%